Exhibit n.11

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-223830) on Form N-2 of Solar Senior Capital, Ltd. of our report dated February 18, 2019, relating to the consolidated financial statements of North Mill Capital LLC and Subsidiaries as of December 31, 2018 and 2017 and for the year ended December 31, 2018 and the period October 20, 2017 through December 31, 2017.

/s/ RSM US LLP

Blue Bell, Pennsylvania

June 21, 2019